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                                                                   Exhibit 10.25
                  Master Loan and Security Agreement No. 4339


DEBTOR:   Intek Information, Inc.         SECURED PARTY: Charter Financial, Inc.
          5619 DTC Parkway, 12/th/ Floor                 530 Fifth Avenue
          Englewood, CO 801 11                           New York, NY 10036

In consideration of the mutual covenants set forth herein, the above named Debtor and the above named Secured Party hereby enter into this Master Loan and Security Agreement and agree to the terms and conditions set forth herein. Each Loan Schedule which may be executed by Debtor and Secured Party from time to time pursuant to this Master Loan and Security Agreement shall be deemed to be a separate loan transaction incorporating all of the terms and conditions of this Master Loan and Security Agreement. References in this Master Loan and Security Agreement to "Agreement", "hereunder" and "herein" shall mean a Loan Schedule which incorporates this Master Loan and Security Agreement.

     1. Loan Schedules. Debtor shall evidence its agreement to enter into each Agreement incorporating the terms hereof by executing and delivering to Secured Party a Loan Schedule in the form annexed hereto as Exhibit 1. Debtor's execution of a Loan Schedule shall obligate Debtor to make all of the payments set forth in the Schedule of Obligations as set forth in the Loan Schedule. The Loan Schedule shall set forth the amount of the Loan, the Term of the Loan, the number of payments to be made and the amount and dates upon which such payments are due. The Loan Schedule shall also set forth the Time Balance which means the aggregate amount of all payments which are payable under the Agreement evidenced by such Loan Schedule. Secured Party shall have no obligation to enter into or accept any Loan Schedule and no Loan Schedule shall be binding upon Secured Party until accepted by Secured Party which acceptance shall be evidenced only by the execution of such Loan Schedule by Secured Party.

     2. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in the personal property referred to and/or described in each Loan Schedule (hereinafter with all renewals, substitutions and replacements and all parts, repairs, improvements, additions and accessories incorporated therein or affixed thereto referred to as the "Equipment"), together with any and all proceeds thereof and any and all insurance policies and proceeds with respect thereto.

     3. Obligations Secured. The aforesaid security interest is granted by Debtor as security for (a) the payment of the Time Balance (as set forth in the Loan Schedule) and the payment and performance of all other indebtedness and obligations now or hereafter owing by Debtor to Secured Party, of any and every kind and description under the Agreement evidenced by such Loan Schedule, and any and all renewals and extensions of the foregoing, and all interest, fees, charges, expenses and attorneys' fees accruing or incurred in connection with any of the foregoing (all of which Time Balance, indebtedness and obligations are hereinafter referred to as the "Liabilities") and (b) the payment and performance of all other indebtedness and obligations now or hereafter owing by Debtor to Secured Party, of any and every kind and description, howsoever arising or evidenced including without limitation those arising under other Loan Schedules, (all of which indebtedness and obligations are hereinafter referred to as the "Other Liabilities"). Subject to Paragraph 16, any nonpayment of any installment or other amounts due hereunder shall result in the obligation on the part of Debtor promptly to pay also an amount equal to five percent (5%), (or the maximum rate permitted by law, whichever is less) of the installment or other amounts overdue.
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     4.   Disclaimer of Warranties.  DEBTOR ACKNOWLEDGES THAT SECURED PARTY
MAKES NO WARRANTIES, EXPRESS OR IMPLIED, IN RESPECT OF THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE. Secured Party shall not be liable to Debtor for any loss, damage or expense of any kind or nature caused, directly or indirectly, by any Equipment secured hereunder or the use or maintenance thereof or the failure of operation thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repairs, service or adjustment, or by any interruption of service or loss of use thereof or for any loss of business howsoever caused. The Equipment shall be shipped directly to Debtor by the supplier thereof and Debtor agrees to accept such delivery. No defect or unfitness of the Equipment, nor any failure or delay on the part of the manufacturer or the shipper of the Equipment to deliver the Equipment or any part thereof to Debtor, shall relieve Debtor of the obligation to pay the Time Balance or any other obligation under this Agreement. Secured Party shall have no obligation under this Agreement in respect of the Equipment and shall have no obligation to install, erect, test, adjust or service the Equipment. Secured Party agrees, so long as there shall not have occurred or be continuing any Event of Default hereunder or event which with lapse of time or notice, or both, might become an Event of Default hereunder, that Secured Party will permit Debtor to enforce in Debtor's own name at Debtor's sole expense any supplier's or manufacturer's warranty or agreement in respect of the Equipment to the extent that such warranty or agreement is assignable.

     5. Assignment. Any transaction evidenced by a Loan Schedule shall be assignable by Secured Party, and by its assigns, without the consent of Debtor, but Debtor shall not be obligated to any assignee except upon written notice of such assignment from Secured Party or such assignee. The obligation of Debtor to pay and perform the Liabilities to such assignee shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, and such payments shall be made without interruption or abatement notwithstanding any event or circumstance whatsoever, including, without limitation, the late delivery, nondelivery, destruction or damage of or to the Equipment, the deprivation or limitation of the use of the Equipment, the bankruptcy or insolvency of Secured Party or Debtor or any disaffirmance of this Agreement by or on behalf of Debtor and notwithstanding any defense, set-off, recoupment or counterclaim or any other right whatsoever, whether by reason of breach of this Agreement or of any warranty in respect of the Equipment or otherwise which Debtor may now or hereafter have against Secured Party, and whether any such event shall be by reason of any act or omission of Secured Party (including, without limitation, any negligence of Secured Party) or otherwise; provided, however, that nothing herein contained shall affect any right of Debtor to enforce against Secured Party any claim which Debtor may have against Secured Party in any manner other than by abatement, attachment or recoupment of, interference with, or set-off, counterclaim or defense against, the aforementioned payments to be made to such assignee. Debtor's undertaking herein to pay and perform the Liabilities to an assignee of Secured Party shall constitute a direct, independent an unconditional obligation of Debtor to said assignee. Said assignee shall have no obligations under this Agreement or in respect of the Equipment and shall have no obligation to install, erect, test, adjust or service the Equipment. Debtor also acknowledges and agrees that any assignee of Secured Party's interest in this Agreement shall have the right to exercise all rights, privileges and remedies (either in its own name or in the name of Secured Party) which by the terms of this Agreement are permitted to be exercised by Secured Party.

     6. Damage to or Loss of the Equipment; Requisition. Debtor assumes and shall bear the entire risk of loss or damage to the Equipment from any and every cause, whatsoever. No loss or damage to

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the Equipment or any part thereof shall affect any obligation of Debtor with respect to the Liabilities and this Agreement, which shall continue in full force and effect. Debtor shall advise Secured Party in writing promptly of any item of Equipment lost or damaged and of the circumstances and extent of such damage. If the Equipment is totally destroyed, irreparably damaged, lost, stolen or title thereto shall be requisitioned or taken by any governmental authority under the power of eminent domain or otherwise, Debtor shall, at the option of Secured Party, replace the same with like equipment in good repair, condition and working order, or pay to Secured Party all Liabilities due and to become due, less the net amount of the recovery, if any, actually received by Secured Party from insurance or otherwise for such destruction, damage, loss, theft, requisition or taking. Whenever the Equipment is destroyed or damaged and, in the sole discretion of Secured Party, such destruction or damage can be repaired, Debtor shall, at its expense, promptly effect such repairs as Secured Party shall deem necessary for compliance with clause (a) of paragraph 8 below. Any proceeds of insurance received by Secured Party with respect to such reparable damage to the Equipment shall, at the election of Secured Party, be applied either to the repair of the Equipment by payment by Secured Party directly to the party completing the repairs, or to the reimbursement of Debtor for the cost of such repairs; provided, however, that Secured Party shall have no obligation to make such payment or any part thereof until receipt of such evidence as Secured Party shall deem-satisfactory that such repairs have been completed and further provided that Secured Party may apply such proceeds to the payment of any of the Liabilities or the Other Liabilities due if at the time such proceeds are received by Secured Party there shall have occurred and be continuing any Event of Default hereunder or any event which with lapse of time or notice, or both, would become an Event of Default. Debtor shall, when and as requested by Secured Party, undertake, by litigation or otherwise, in Debtor's name, the collection of any claim against any person for such destruction, damage, loss, theft, requisition or taking, but Secured Party shall not be obligated to undertake, by litigation or otherwise, the collection of any claim against any person for such destruction, damage, loss, theft, requisition or taking.

     7. Representations and Warranties of Debtor. Debtor represents and warrants that: it has the right, power and authority to enter into and carry out the terms and provisions of this Agreement; this Agreement constitutes a valid obligation of the Debtor and is enforceable in accordance with its terms; and entering into this Agreement and carrying out its terms and provisions will not violate the terms or constitute a breach of any other agreement to which Debtor is a party.

     8. Affirmative Covenants of Debtor. Debtor shall (a) cause the Equipment to be kept in good condition and use the Equipment only in the manner for which it was designed and intended so as to subject it only to ordinary wear and tear and cause to be made all needed and proper repairs, renewals and replacements thereto; (b) maintain at all times property damage, fire, theft and comprehensive insurance for the full replacement value of the Equipment, with loss payable provisions in favor of Secured Party and any assignee of Secured Party as their interests may appear, and maintain public liability insurance in amounts satisfactory to Secured Party, naming Secured Party and any assignee of Secured Party as insured with all of said insurance and loss payable provisions to be in form, substance and amount and written by companies approved by Secured Party, and deliver the policies therefor, or duplicates thereof, to Secured Party; (c) pay or reimburse Secured Party for any and all taxes, assessments and other governmental charges of whatever kind or character, however designated (together with any penalties, fines or interest thereon) levied or based upon or with respect to the Equipment, the Liabilities or this Agreement or upon the manufacture, purchase, ownership, delivery, possession, use, storage, operation, maintenance, repair, return or other disposition of the Equipment, or upon any receipts or earnings arising therefrom, or for titling or registering the Equipment,

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or upon the income or other proceeds received with respect to the Equipment or this Agreement provided, however, that Debtor shall pay taxes on or measured by the net income of Secured Party and franchise taxes of Secured Party only to the extent that such net income taxes or franchise taxes are levied or assessed in lieu of any other taxes, assessments or other governmental charges hereinabove described; (d) pay all shipping and delivery charges and other expenses incurred in connection with the Equipment and pay all lawful claims, whether for labor, materials, supplies, rents or services, which might or could if unpaid become a lien on the Equipment; (e) comply with all governmental laws, regulations, requirements and rules, all instructions and warranty requirements of Secured Party or the manufacturer of the Equipment, and with the conditions and requirements of all policies of insurance with respect to the Equipment and this Agreement; (f) mark and identify the Equipment with all information and in such manner as Secured Party may request from time to time and replace promptly any such marking or identification which are removed, defaced or destroyed; (g) at any and all times during business hours, grant to Secured Party free access to enter upon the premises wherein the Equipment shall be located and permit Secured Party to inspect the Equipment; (h) reimburse Secured Party for all charges, costs and expenses (including attorneys' fees) incurred by Secured Party in defending or protecting its interests in the Equipment, in the attempted enforcement or enforcement of the provisions of this Agreement or in the attempted collection or collection of any of the Liabilities; (i) indemnify and hold any assignee of Secured Party, and Secured Party, harmless from and against all claims, losses, liabilities, damages, judgments, suits, and all legal proceedings, and any and all costs and expenses in connection therewith (including attorneys' fees) arising out of or in any manner connected with the manufacture, purchase, ownership, delivery, possession, use, storage, operation, maintenance, repair, return or other disposition of the Equipment or with this Agreement, including, without limitation, claims for injury to or death of persons and for damage to property, and give Secured Party prompt notice of any such claim or liability; and (j)) maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices consistently applied, and, within thirty (30) days after the end of each fiscal quarter, deliver to Secured Party a balance sheet as at the end of such quarter and statement of operations for such quarter, and, within one hundred and twenty (120) days after the end of each fiscal year deliver to Secured Party a balance sheet as at the end of such year and statement of operations for such year, in each case prepared in accordance with generally accepted accounting principles and practices consistently applied and certified by Debtor's chief financial officer as fairly presenting the financial position and results of operation of Debtor, and, in the case of year end financial statements, certified by an independent accounting firm acceptable to Secured Party.

     9. Negative Covenants of Debtor. Debtor shall not (a) create, incur, assume or suffer to exist any mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Equipment or this Agreement or any of Debtor's interests hereunder; (b) make any changes or alterations in or to the Equipment except as necessary for compliance with clause (a) of paragraph 8 above; (c) permit the name of any person, association or corporation other than Secured Party to be placed on the Equipment as a designation that might be interpreted as a claim of interest in the Equipment; (d) part with possession or control of or suffer or allow to pass out of its possession or control any of the Equipment or change the location of the Equipment or any part thereof from the location shown above; (e) assign or in any way dispose of all or any part of its rights or obligations under this Agreement or enter into any lease of all or any part of the Equipment; (f) change its name or address from that set forth above unless it shall have given Secured Party no less than thirty (30) days prior written notice thereof; (g) sell any shares of its capital stock or transfer any ownership interest in the Debtor to any person, persons, entity or entities (whether in one single transaction or in multiple transactions) which results in a transfer of a majority interest in the

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ownership and/or the control of the Debtor from the person, persons, entity or entities who hold ownership and/or control of the Debtor as of the date of this Agreement; or (h) consolidate with or merge into or with any other entity, or purchase or otherwise acquire all or substantially all of the assets or stock or other ownership interest of any person or entity or sell, transfer, lease or otherwise dispose of all or substantially all of Debtor's assets to any person or entity.

     10. Equipment Personalty. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner fixed or attached to, or imbedded in, or permanently resting upon, real property or attached in any manner to real property by cement, plaster, nails, bolts, screws or otherwise. If requested by Secured Party with respect to any item of Equipment, Debtor will obtain and deliver to Secured Party waivers of interest or liens in recordable form, satisfactory to Secured Party, from all persons claiming any interest in the real property on which such item of Equipment is installed or located.

     11. Events of Default and Remedies. If any one or more of the following events ("Events of Default") shall occur:

     (a) Debtor shall fail to make any payment in respect of the Liabilities when due; or

     (b) any certification, statement, representation, warranty or financial report or statement heretofore or hereafter furnished by or on behalf of Debtor or any guarantor of any or all of the Liabilities proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or has omitted any material contingent or unliquidated liability or claim against Debtor or any such guarantor; or

     (c) Debtor or any guarantor of any or all of the Liabilities shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder or under any guaranty agreement; or

     (d) Debtor or any guarantor of any or all of the Liabilities shall be in breach of or in default in the payment and performance of any obligation relating to any of the Other Liabilities; or

     (e) Debtor or any guarantor of any of Debtor's obligations hereunder shall be in breach of or in default in the payment or performance of any obligation owing to any bank, lender, lessor or financial institution, howsoever arising, present or future, contracted for or acquired, and whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured; or

     (f) Debtor or any guarantor of any or all of the Liabilities shall cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code'), be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a

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petition or acquiescence in the appointment of a trustee, receiver or liquidator of it or of all or any part of its assets or properties, or take any action looking to its dissolution or liquidation; or

     (g) an order for relief against Debtor or any guarantor of any or all of the Liabilities shall have been entered under any chapter of the Bankruptcy Code or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Debtor or any guarantor of any or all of the Liabilities under any present or future statute, law, rule or regulation, or within thirty (30) days after the appointment without Debtor's or such guarantor's consent or acquiescence of any trustee, receiver or liquidator of it or such guarantor or of all or any part of its or such guarantor's assets and properties, such appointment shall not be vacated, or an order, judgment or decree shall be entered against Debtor or such guarantor by a court of competent jurisdiction and shall continue in effect for any period of ten (10) consecutive days without a stay of execution, or any execution or writ or process shall be issued under any action or proceeding against Debtor whereby the Equipment or its use may be taken or restrained; or

     (h) Debtor or any guarantor of any or all of the Liabilities shall suffer an adverse material change in its financial condition as compared to such condition as at the date hereof, and as a result of such change in condition Secured Party deems itself or any of the Equipment to be insecure;

then and in any such event, Secured Party may, at the sole discretion of Secured Party, without notice or demand and without limitation of any rights and remedies of Secured Party under the Uniform Commercial Code, take any one or more of the following steps:

     (1) Declare all of the Time Balance to be due and payable, whereupon the same shall forthwith mature and become due and payable as provided for in paragraph 16 below, provided, however, upon the occurrence of any of the events specified in subparagraphs (f) and (g) above, all sums as specified in this clause (1) shall immediately be due and payable without notice to Debtor (the date on which Secured Party declares all of the Time Balance to be due and payable is hereinafter referred to as the "Declaration Date");

     (2) proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any other right, power or remedy granted hereby or by law, equity or otherwise; and

     (3) at any time and from time to time, with or without judicial process and the aid or assistance of others, enter upon any premises wherein any of the Equipment may be located and, without resistance or interference by Debtor, take possession of the Equipment on any such premises, and require Debtor to assemble and make available to Secured Party at the expense of Debtor any part or all of the Equipment at any place or time designated by Secured Party; and remove an part or all of the Equipment from any premises wherein the same may be located for the purpose of effecting the sale or other disposition thereof; and sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Equipment in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Equipment at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such persons, firms or corporations as Secured

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Party shall deem best, all without demand for performance or any notice or advertisement whatsoever, except that Debtor shall be given five (5) business days' written notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Debtor hereby agrees shall be, deemed reasonable notice thereof. If any of the Equipment is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Injured Party may resell such Equipment. Secured Party may buy any part or all of the Equipment at any public sale and if any part or all of the Equipment is of a type customarily sold in a recognized market or which is the subject of widely distributed standard price quotations Secured Party may buy at private sale and may make payment therefor by application of all or a part of the Liabilities and of all or a part of any Other Liabilities. Any personalty in or attached to the Equipment when repossessed may be held by Secured Party without any liability arising with respect thereto, and any and all claims in connection with such personalty shall be deemed to have been waived unless notice of such claim is made by certified or registered mail upon Secured Party within three business days after repossession.

Secured Party shall apply the cash proceeds from any sale or other disposition of the Equipment first, to the reasonable expenses of re-taking, holding, preparing for sale, selling, leasing and the like, and to reasonable attorneys' fees and other expenses which are to be paid or reimbursed to Secured Party pursuant hereto, and second, to all outstanding portions of the Liabilities and to any Other Liabilities in such order as Secured Party may elect, and third, any surplus to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Equipment known to Secured Party; provided however, that Debtor shall remain liable with respect to unpaid portions of the Liabilities owing by it and will pay Secured Party on demand any deficiency remaining with interest as provided for in paragraph 16 below.

     12. Secured Party's Right to Perform for Debtor. If Debtor fails to perform or comply with any of its agreements contained herein Secured Party may perform or comply with such agreement and the amount of any payments and expenses incurred by Secured Party in connection with such performance or compliance together with interest thereon at the rate provided for in paragraph 16 below, shall be deemed a part of the Liabilities and shall be payable by Debtor upon demand.

     13. Further Assurances. Debtor will cooperate with Secured Party for the purpose of protecting the interests of Secured Party in the Equipment, including, without limitation, the execution of all Uniform Commercial Code financing statements requested by Secured Party. Secured Party and any assignee of Secured Party are each authorized to the extent permitted by applicable law to file one or more Uniform Commercial Code financing statements disclosing any security interest in the Equipment without the signature of Debtor or signed by Secured Party or any assignee of Secured Party as attorney-in-fact for Debtor. Debtor will pay all costs of filing any financing, continuation or termination statements with respect to this Agreement, including, without limitation, any documentary stamp taxes relating thereto. Debtor will do whatever may be necessary to have a statement of the interest of Secured Party and of any assignee of Secured Party in the Equipment noted on any certificate of title relating to this Equipment and will deposit said certificate with Secured Party or such assignee. Debtor, shall execute and deliver to Secured Party, upon request, such other instruments and assurances as Secured Party deems necessary or advisable for the implementation, effectuation, confirmation or perfection of this Agreement and any rights of Secured Party hereunder.

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     14.  Non-Waiver; Etc. No course of dealing by Secured Party or Debtor or any delay or omission on the part of Secured Party in exercising any rights hereunder shall operate as a waiver of any rights of Secured Party. No waiver or consent shall be binding upon Secured Party unless it is in writing and signed by Secured Party. A waiver on any one occasion shall not be construed as a bar to or a waiver of any right and/or remedy on any future occasion. To the extent permitted by applicable law, Debtor hereby waives the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, inquisition, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale or other disposition made under the judgment, order or decree of any court or under the powers of sale and other disposition conferred by this Agreement or otherwise. Debtor hereby waives any right to a jury trial with respect to any matter arising under or in connection with this Agreement.

     15. Entire Agreement; Severability; Etc. This Agreement constitutes the entire agreement between Secured Party and Debtor and all conversations, agreements and representations relating to this Agreement or to the Equipment are integrated herein. If any provision hereof or any remedy herein provided for shall be invalid under any applicable law, such provision or remedy shall be inapplicable and deemed omitted, but the remaining provisions and remedies hereunder shall be given effect in accordance with the intent hereof. Neither this Agreement nor any term hereof may be changed, discharged, terminated or waived except in an instrument in writing signed by the party against which enforcement of the change, discharge, termination or waiver is sought. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of New York, including all matters of construction, validity and performance, and shall be deemed a purchase money security agreement within the meaning of the Uniform Commercial Code. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Agreement shall inure to the benefit of and be binding upon Secured Party and Debtor and their respective successors and assigns, subject, however, to the limitations set forth in this Agreement with respect to Debtor's assignment hereof. No right or remedy referred to in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other right or remedy referred to in this Agreement or otherwise available to Secured Party at law or in equity, and shall be in addition to the provisions contained in any instrument referred to herein and any instrument supplemental hereto. Debtor shall be liable for all costs and expenses, including attorneys' fees and disbursements, incurred by reason of the occurrence of any Event of Default or the exercise of Secured Party's remedies with respect thereto. Time is of the essence with respect to this Agreement and all of its provision.

     16. Prepayment; Rebate; Interest. Except for the installment payments of the Time Balance as set forth in the Schedule of Obligations, the Debtor may not prepay the Time Balance, in whole or in part, at any time. In the event Secured Party declares all of the Time Balance to be due and payable pursuant to clause
(1) of paragraph 11 above, Debtor shall pay to Secured Party an amount equal to the sum of (a) all accrued and unpaid amounts as of the Declaration Date plus interest thereon, and (b) the present value of all future installments set forth in this Agreement over the remaining unexpired term of this Agreement discounted to present value using a discount rate of four percent (4%), provided that the amount of interest earned by Injured Party computed as aforesaid shall not exceed the highest amount permitted by applicable law. The Time Balance as reduced to present value in accordance with the preceding sentence shall bear interest from and after the Declaration Date, and all other Liabilities due and payable under this Agreement (including past due installments) shall bear interest from and after their respective due dates, at the lesser of

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1.5% per month or the highest rate permitted by applicable law, provided, however, that Debtor shall have no obligation to pay any interest on interest except to the extent permitted by applicable law.

     17. Consent to Jurisdiction. Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Any such action or proceeding will be maintained in the United States District Court for the Southern District of New York or in any court of the State of New York located in the County of New York and Debtor waives any objections based upon venue or forum non conveniens in connection with any such action or proceeding. Debtor consents that process in any such action or proceeding may be served upon it by registered mail directed to debtor at its address set forth at the head of this Agreement or in any other manner permitted by applicable law or rules of court. Debtor hereby irrevocably appoints Secretary of State of the State of New York as its agent to receive service of process in any such action or proceeding.

     18. Notices. Notice hereunder shall be deemed given if served personally or by certified or registered mail, return receipt requested, to Secured Party and Debtor at their respective addresses set forth at the head of this Agreement. Any party hereto may from time to time by written notice to the other change the address to which notices are to be sent to such party. A copy of any notice sent by Debtor to Secured Party shall be concurrently sent by Debtor to any assignee of Secured Party of which Debtor has notice.

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     The Debtor agrees to all the provisions set forth above.  This Agreement is executed pursuant to due authorization. DEBTOR ACKNOWLEDGES RECEIPT OF A SIGNED TRUE COPY OF THIS AGREEMENT.

Date: August 26, 1999                                Accepted on October 6, 1999.
                                                                 ---------------

Intek Information, Inc.                                         Charter Financial, Inc.
(Signature of Proprietor or name of                             (Secured Party)
Corporation or Partnership)


By:/S/ TIMOTHY O'CROWLEY                                        By: /S/ JAMES M. GIAIMO
   ---------------------                                           ------------------------
     Timothy O'Crowley
Its  President and Secretary                                    Its     Vice President
     ----------------------------                                    ----------------------
(if Corporation, President or Vice President                          (Title of Officer)
should. sign and give official title; if Partnership,
state partner; if L.L.C., state member or manger)

Main Document - Master Loan and Security Agreement

             RIDER TO MASTER LOAN AND SECURITY AGREEMENT NO. 4339
               DATED August 26, 1999 (THE "AGREEMENT") BETWEEN
               INTEK INFORMATION, INC. AS DEBTOR ("DEBTOR") AND CHARTER FINANCIAL, INC. AS SECURED PARTY ("SECURED PARTY")

     Secured Party and Debtor covenant and agree to amend the Agreement as follows:

1. In the fifth line of Section 2 of the Agreement, after the words "with respect thereto" insert the words ", except that life insurance and key man insurance policies and the proceeds thereof shall be excluded from any security interest".

2. In the eleventh line of Section 3 of the Agreement, after the words "or other amounts", insert the words "within ten (10) days of when".

3. In the eighth line of Section 4 of the Agreement, after the words "howsoever caused," insert the words "Notwithstanding the foregoing, the provisions of this Agreement shall not impair the rights of Debtor against or in respect of the supplier or manufacturer of the Equipment with respect to the Equipment supplied or manufactured therefrom."

4. In the last line of Section 4 of the Agreement, delete the words "to the extent that such warranty or agreement is assignable".

5. In the eleventh line of Section 6 of the Agreement, after the words "sole discretion of,", insert the words "Debtor, so long as no Event of Default has occurred hereunder, otherwise at the sole discretion of".

6. In the fourteenth line of Section 6 of the Agreement, after the words "the election of,", insert the words "Debtor, so long as no Event of Default has occurred hereunder, otherwise at the election of".

7. In the ninth line of Section 8 (c) of the Agreement, after the words "levied or assessed" and insert the word "directly".

8. In the sixth line of Section 8 (j) of the Agreement, delete the words "each case", and insert instead "the case of the annual statements".

9. In the third line of Section 9 (a) of the Agreement, after the words "Debtor's Interests hereunder", insert the words "except for a subordinate lien on the Equipment held by Silicon Valley Bank".

10. In the second line of Section 9 (b) of the Agreement, after the words "to the Equipment", insert the words "without the prior written consent of Secured Party".

11. In the third line of Section 9 (d) of the Agreement, before the words "change the location of the Equipment", insert the words "without the prior written consent of Secured Party".

12. In the first line of Section 9 (g) of the Agreement, before the words "sell any shares", insert the words "without Secured Party's prior written consent".

13. In the first line of Section 9 (h) of the Agreement, after the words "any other entity", insert the words "without Secured Party's prior written consent", and in the third line of such section after the words "person or entity", insert the words "except for consolidations, mergers or acquisitions by Debtor from which Debtor is the purchasing or surviving entity and which does not result in a material adverse change in the financial condition of Debtor".

14. In the seventh line of Section 16 of the Agreement, delete the words "four percent (4%)" and insert instead "five percent (5%)".

15.   This Rider shall be deemed to be an indivisible part of the Agreement.

(DEBTOR)                                 (SECURED PARTY)
INTEK INFORMATION, INC.                  CHARTER FINANCIAL, INC.


By: /S/ TIMOTHY O'CROWLEY                By:  /S/ JAMES M. GIAIMO
    ---------------------                     ----------------------
        Timothy O'Crowley                         James M. Giaimo
Title:  President and Secretary          Title:   Vice President

Date:   September 28, 1999               Date:    October 6, 1999

             RIDER TO MASTER LOAN AND SECURITY AGREEMENT NO. 4339
             DATED August 26, 1999 (the "AGREEMENT) BETWEEN INTEK
                  INFORMATION, INC., AS DEBTOR ("DEBTOR") AND
          CHARTER FINANCIAL, INC. AS SECURED PARTY ("SECURED PARTY")

     Secured Party and Debtor covenant and agree as follows:

1. Debtor shall remain in compliance with the following provisions at all times during the term of the Agreement or any Loan Schedule thereunder (the "Financial Covenants"):

     (i) Debtor shall raise no less than $2,000,000.00 in additional equity on or by November 30, 1999;
     (ii) there shall be no material adverse change in the Debtor's financial condition as compared to the Debtor's business plan received by Secured Party on August 11, 1999 (the "Business Plan") attached hereto;
     (iii) in the event that Debtor converts its division currently known as the Spider Technologies division into a separate corporation or other business entity (the "New Company"), Debtor shall transfer, dispose of, or otherwise allocate to the New Company, without Secured Party's prior written consent, no more than $1,500,000.00 in cash, cash equivalents and/or tangible personal property (based on the fair market value thereof) provided that such property shall not include any of the Equipment pledged to Secured Party under this Agreement, or any Loan Schedule hereunder; notwithstanding the foregoing, in addition to the foregoing transfer of assets, Debtor shall be permitted to lease or allow the New Company to use certain personal property pledged by Debtor to Secured Party as collateral under the Security Agreement of even date herewith between Debtor and Secured Party in accordance with the terms and conditions of such Security Agreement;
     (iv) Debtor shall not make any distribution of funds or assets to its Subsidiaries, either directly or indirectly, whether in cash, assets or by the assumption of obligations of the Subsidiary, including without limitation, by the payment or assumption of tax liability or otherwise, in excess of the aggregate amount of $400,000.00 per fiscal year; and
     (v) all Subsidiaries shall maintain all existing and hereafter acquired operating licenses which are material to the Subsidiaries in their various industries for the benefit of Debtor in all appropriate jurisdictions. In the event that Debtor is deprived of the benefit of such operating licenses and such non-access results in a material adverse change to Debtor, including without limitation, Debtor's financial condition, it shall constitute an Event of Default under the Agreement.

           As used herein:

           Subsidiaries shall mean Intek Teleservices, Inc. Brokerage Administrators Corporation, Inc., Intek Insurance, Inc.

           Any accounting terms not defined herein shall have the meanings ascribed to them in generally accepted accounting principles, consistently applied.

2. Secured Party shall review compliance with the Financial Covenants on a quarterly basis. In addition, within forty-five (45) days after the end of each fiscal quarter, Debtor shall provide Secured Party with a certification of its chief financial officer (the "Compliance Certificate") stating that there has been no material adverse change in the Debtor's financial condition as compared to the Debtor's Business Plan.

3. The failure of Debtor to conform or comply with the terms, conditions and covenants of this Rider shall constitute an "Event of Default" under the Agreement. In the event that an Event of Default occurs with respect to any of the provisions of this Rider, Debtor shall cure the Event of Default resulting from such failure by delivering to Secured Party within fifteen (15) business days following such Event of Default, an irrevocable standby letter of credit issued by a recognized financial institution acceptable to Secured Party in an amount equal to the present value of the sum of the then remaining payments due under all Loan Schedules under the Agreement discounted using the interest rate of five percent (5%), which letter of credit shall be substantially in the form annexed hereto as exhibit I (the "LC"). If an LC is required pursuant to this
Section 3, it shall be an Event of Default under the Agreement if at any time prior to the end of the term of any of the Agreement the LC is not in full force and effect or Secured Party receives notice that the LC will not be replaced or renewed.

4. All other terms and conditions of the Agreement shall remain in full force and effect. In the event that there is any conflict between the terms and conditions of this Rider and the terms and conditions of the Agreement, the terms and conditions of this Rider shall govern. Any capitalized terms undefined herein shall have the meanings ascribed to them in the Agreement. All of the terms, conditions and provisions hereunder shall be deemed to be an indivisible part of and supplement to the Agreement.

INTEK INFORMATION, INC.                 CHARTER FINANCIAL, INC.


By: /S/ TIMOTHY O'CROWLEY                By:/S/ JAMES M. GIAIMO
    ---------------------                   --------------------------
        Timothy O'Crowley                       James M. Giaimo
Title:  President and Secretary          Title: Vice President

Date:   September 28, 1999               Date:  October 6, 1999

                          [Letterhead of Issuing Bank]

                              ______________, 19_

EFFECTIVE DATE: _________________, 19_

         Irrevocable Standby Letter Of Credit Number __________________

BENEFICIARY:                    APPLICANT:

--------------------

--------------------

--------------------

                         AMOUNT:         US$__________________
                         EXPIRY:         As set forth herein
                         IN NEW YORK FOR PRESENTATION

Gentlemen:

We hereby issue our Irrevocable Standby Letter of Credit Number ____________________________in your favor for the account of
_________________________up to an aggregate amount of US$            AND 00/100
UNITED STATES DOLLARS), available by one or more drawings made at any time after the Effective Date hereof to and including the expiration date set forth below or any extended expiration date, by your sight draft drawn on us accompanied by the following:

1.   Beneficiary's signed statement reading as follows:

     "The amount of our drawing $ _________________________under [Issuing Bank] Letter of Credit No. represents a sum due us from ______________which is in default under a lease agreement dated______, 19__ between _______________and __________________and said default has not been cured"

2.      The original of this Letter of Credit and Amendment(s), if any.

Partial drawings are permitted.

This Letter of Credit expires on the______ day of _____,19_ except if automatically extended as provided for herein.

     It is a condition of the Letter of Credit that it shall be deemed automatically extended without amendment for additional periods of one year from the current and future expiration dates unless sixty days prior to the then current expiration date we notify you by registered mail, return receipt requested, that we elect not to consider this Letter of Credit renewed for any such additional period.

In the event you receive written notification from us that we elect not to renew this Letter of Credit, then at any time within sixty (60) days of your receipt of such notice, you may draw upon this Letter of Credit without the necessity of presenting the signed statement required in paragraph number I of this Letter of Credit.

     This Letter of Credit is Transferable. Transfer of this Letter of Credit must conform strictly to the terms hereof and to the conditions of Article 48 of the Uniform Customs and Practice for Documentary Credits (1993

Revision) fixed by the International Chamber of Commerce, Publication No. 500. Should you wish to affect a transfer under this Letter of Credit, such transfer will be subject to the return to us of this advice accompanied by our form of transfer property signed by you and verified by your bankers that the signature is valid, and subject to your payment of our customary transfer charge of
______________________.

Draft must state: "DRAWN UNDER [ISSUING BANK] LETTER OF CREDIT NUMBER ______DATED , _______________-, 19___"

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon due presentation to us. This Letter of Credit sets forth in full the terms of our undertaking and our undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or, in which this Letter of Credit is referred to or to which this Letter of Credit relates.

Except as otherwise expressly stated, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), the International Chamber of Commerce Publication No. 500.

                               Very truly yours,
                             [Name of Issuing Bank]

                                         By:

                                           ___________________

                                           ___________________


                              [Name and Title of
                             Authorized Signature]


Letter of Credit (irrevocable)